SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2003

INTERCEPT, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	01-14213	58-2237359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia	30071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 248-9600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Slide show presentation from InterCept analyst conference.

Item 9. Regulation FD Disclosure.

Information Provided under Item 12 of Form 8-K

On April 17, 2003, InterCept, Inc. (Nasdaq: ICPT) held a meeting with analysts and investors to discuss operations and earnings. The full text of the slide show presentation from the meeting is set forth in Exhibit 99.1 hereto. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as required by that instruction. Further, pursuant to interim guidance issued by the SEC on March 27, 2003, the registrant is including the foregoing Item 12 information under Item 9 because Item 12 has not yet been added to the EDGAR system.

Summary of Supplemental Material Presented at Analyst Conference

In addition to the information provided in the attached Exhibit 99.1, InterCept provided the following supplemental information at the April 17, 2003 analyst conference in response to questions from analysts:

Financial Institutions Division

•	Areas that need to be addressed include CRM and platform. InterCept is in the process of developing those products.
•	More banks are looking at in-house core software products, but decision-making has slowed.
•	InterCept’s sales pipeline is larger than it has ever been. New deals are not being lost, but the sales cycle is much longer. Year-over-year comparison of sales is ahead of last year, when comparing first quarter 2003 to first quarter 2002. Bookings and revenue related to those bookings are up year-over-year.
•	InterCept is looking to move upstream in the market to larger bank customers, like Sovereign Bank. The company has added a new sales group that will focus on larger financial institutions.
•	The recent issues with InterCept’s credit line and stock price have raised questions with customers, but have not significantly affected new sales. Management has, however, spent more time assisting sales people in explaining those issues to customers and prospective customers.
•	EFT is the only area that InterCept has experienced any significant pricing pressure in the last year.
•	The contract with Sovereign is for six years and InterCept anticipates a minimum of $120 million in total revenue from that contract. Sovereign has a plan to double its size in five years, and InterCept believes the opportunity exists for its revenues and profits from the Sovereign contract to increase as Sovereign grows. However, InterCept’s forecast model does not take into account any of the anticipated growth at Sovereign.

Merchant Division

•	The former iBill operations process approximately $400 million annually in gross dollar volume for Visa and MasterCard transactions.
•	InterCept is in the process of moving the iBill operations to a new proprietary billing platform, known as NexGen.
•	The former EPX operations process approximately $1.9 billion annually in gross dollar volume for Visa and MasterCard transactions, or approximately 21 million actual transactions, for approximately 2200-2300 merchant customers.
•	InterCept’s bank service division in Tennessee processes approximately $1.5 billion annually in gross dollar volume for Visa and MasterCard transactions, for approximately 73 banks and approximately 16,000 merchants.
•	Since January 2003, the business at the former iBill is down approximately 11% on an average daily volume basis due to several factors, including customer attrition. That business is down approximately 15-20% from its high point in 2002.

•	Approximately 83-85% of the transactions in the former iBill operations are for adult entertainment customers. That percentage is unlikely to change significantly until the company increases its new business through active marketing.
•	InterCept recently signed an agreement to provide billing services to Tribune Co.
•	The recent fine paid to MasterCard covered a period from January 2001 to February 2003. InterCept will be more proactive in discussions with MasterCard going forward.
•	Regarding Visa, InterCept has maintained ongoing discussions through First Data with Visa with regard to merchants with chargebacks over a certain threshold. InterCept does not believe that it is out of compliance with Visa regulations. Based on improved Visa chargeback rates and positive dialogue with Visa regarding customer attrition, InterCept currently does not expect to incur any Visa fines.

Financials Results and Forecast

•	2003 First Quarter Forecast

GAAP earnings per share of $0.07 to $0.08

Non-recurring charge for restructuring at former iBill operations of approximately $0.025 per share.

Non-recurring charge of approximately $0.02 per share for resolution of MasterCard fines.

•	Excluding the above non-recurring charges, first quarter earnings per share expected to be $0.12.
•	See attached schedules for additional reconciliations.
•	Sovereign contract will be profitable once conversion is complete.
•	Expected capital expenditures of $5 million related to the Sovereign contract, not including leased items.
•	Factors that are expected to improve earnings per share in the second, third and fourth quarters of 2003 are:

•	completion of conversion expenses related to Sovereign;
•	operating expense savings due to consolidation of image processing operations in the Northeastern United States;
•	upgrade of InterCept’s EFT platform;
•	restructuring of InterCept’s merchant services division;
•	continued consolidation of InterCept’s statement and printing operations;
•	continued conversion of customers to image processing, which has a higher margin; and
•	higher sales.

•	Anticipated free cash flow of $30—$32 million for 2003. Of that amount, approximately $10-12 million will be for capital expenditures (excluding Sovereign), with approximately $5 million in additional capital expenditures for Sovereign, leaving approximately $13-15 million for other items. InterCept calculates anticipated free cash flow as net income plus depreciation and amortization and less interest expense.
•	InterCept expects a tax refund of approximately $3.5—$4.0 million.

•	Lower availability on the Wachovia credit line affects flexibility, particularly for acquisitions, but it does not prevent InterCept from addressing its requirements to customers.
•	Promissory note from SLM to InterCept is secured by approximately 400,000 shares of InterCept common stock held by SLM. If SLM defaults on the note, InterCept would take back the shares of stock and seek repayment for the remainder. In a worst case scenario, InterCept would take back the shares of stock and not receive any additional monies.
•	$2.5 million promissory note from former officer of EPX is in default. InterCept is in discussions with the individual regarding repayment. No expected timeline for repayment.
•	Anticipated EBITDA amounts for second and third quarter of 2003 are in-line with the goals set out by Wachovia in the revised amendment to the credit facility.

Note Regarding Presentation of Non-GAAP Financial Measures

InterCept believes that presentation of non-GAAP financial measures at the April 17, 2003 analyst conference provides useful information to investors regarding InterCept’s financial condition and results of operations for 2002 because it permits investors to better understand InterCept’s core business without the effects of (a) unusual items and (b) a cash payment to MasterCard that is covered by escrow proceeds InterCept received in February and by merchant processing reserves established for that purpose. In addition, its presentation of this non-GAAP information is consistent with the format of InterCept’s March 5, 2003 press release that announced its 2002 financial results. Similarly, InterCept believes that presentation of non-GAAP financial measures at the analyst conference provides useful information to investors regarding InterCept’s financial condition and results of operations for the first quarter of 2003 because it permits investors to better understand InterCept’s core business without the effects of (a) restructuring charges related to the former iBill operations and (b) the cash payment to MasterCard noted above.

With respect to InterCept’s discussion of its 2003 forecasts of EBITDA for the entire company and for its financial institutions division, InterCept believes that presentation of these non-GAAP financial measures at the analyst conference provides useful information to investors regarding InterCept’s financial condition and results of operations because of investors’ and analysts’ continued focus on cash flow metrics and their desire to use other non-GAAP measures to gauge InterCept’s ability to service its debt and fulfill its other obligations.

Forward Looking Statement Information

This information and the slides that accompanied InterCept’s analyst conference contain forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates, and projections about InterCept and its industry. These forward- looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of InterCept’s control, that may cause actual results to differ materially from those expressed or implied by forward-looking statements. These risks and uncertainties include whether InterCept can: continue to sustain its current internal growth rate or its total growth rate; successfully close and integrate acquisitions of assets, and businesses and other operations; continue to provide enhanced and new products and services that appeal to its financial institution and merchant customers; access the debt and equity capital needed to sustain its growth; and achieve its sales objectives. Other risks include the possibility that credit card companies may again fine InterCept for excessive credit card charge-backs or other issues arising out of its merchant services operations; the possibility that the termination of customers or other changes in InterCept’s merchant services business could adversely affect its value and result in the impairment of that asset or other intangible assets which would require it to record an additional impairment charge in its statement of operations; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in detail in the section in InterCept’s Annual Report on Form 10-K entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations—Disclosure Regarding Forward-Looking Statements.

InterCept, Inc.

EBITDA and Free Cash Flow Reconciliation

2003 Forecast

(in thousands)

EBITDA is equal to operating income plus depreciation and amortization. EBITDA should not be considered as an alternative to net income (loss) or any other measure of operating performance calculated in accordance with accounting principles generally accepted in the United States.

2003 EBITDA Forecast
EBITDA	$42,000	to	$44,000
Depreciation and Amortization	$17,500	to	$19,500
Tax	$7,000	to	$8,500
Interest	$1,000	to	$1,500

Net Income	$16,500		$14,500

2003 Free Cash Flow Forecast *
Net Income	$16,500	to	$14,500
Depreciation and Amortization	$17,500	to	$19,500
Interest	$(1,000)	to	$(1,500)

	$33,000		$32,500

*The above reconciliation reflects a slightly higher free cash flow amount than InterCept’s CFO stated in the conference in response to a question from the audience.

InterCept, Inc. EPS Reconciliation Q1 2003 Forecast (in thousands except per share amounts)
Q1 2003 Forecast
GAAP earnings per share	$0.07
Association assessment	$0.02
Restructuring	$0.03

Pro Forma earnings per share	$0.12

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT, INC.

		By:	/s/ SCOTT R. MEYERHOFF
Scott R. Meyerhoff Chief Financial Officer
Dated:	April 22, 2003

EXHIBIT INDEX

Exhibit

99.1	Slide show presentation from InterCept analyst conference.